Exhibit 99.1

Contacts:

Kevin Gregory	Mark Trinske
Senior Vice President, Chief Financial Officer	Vice President, Investor Relations
(734) 997-4925	(734) 997-4910
kevin.gregory@proquest.com	mark.trinske@proquest.com

PROQUEST COMPANY REPORTS GROWTH IN REVENUE AND

NET EARNINGS FOR THE FIRST QUARTER OF 2004

ANN ARBOR, Mich., April 20, 2004 – ProQuest Company (NYSE: PQE), a leading publisher of information solutions for the education, automotive, and power equipment markets, today reported increases in revenue and net earnings for the fiscal quarter ended April 3, 2004.

First Quarter Financial Review

•	Revenue increased 4 percent to $116.2 million, compared to $111.8 million for the prior year’s first quarter.

•	EBIT (earnings before interest and income taxes) was $21.9 million versus $22.2 million for the first quarter of 2003, a decrease of $0.3 million.

•	EBITDA (earnings before interest, income taxes, depreciation and amortization) increased 3 percent to $38.3 million, compared to $37.1 million for the first quarter of 2003.

•	Net earnings increased 3 percent to $11.5 million or $0.40 per fully diluted share, versus net earnings of $11.2 million or $0.40 per fully diluted share in the first quarter of fiscal 2003.

•	Operating cash flow was a use of $0.6 million, a decrease of $28.3 million over the prior year’s first quarter which included a tax refund of $13.1 million. Excluding this prior year tax refund, operating cash flow decreased $15.2 million.

•	Free cash flow (operating cash flow less expenditures for property, plant, equipment, product masters and software) was a use of $21.3 million, a decrease of $26.9 million over the first quarter of fiscal 2003 which included a tax refund of $13.1 million. Excluding this prior year tax refund, free cash flow decreased by $13.8 million.

ProQuest Reports Q1 2004 Earnings, Page 2 of 9

•	Expenditures for property, plant, equipment, product masters and software decreased 6 percent to $20.7 million from $22.1 million in the prior year’s first quarter. These expenditures were 18 percent of revenue in the first quarter of 2004 versus 20 percent of revenue in the first quarter of 2003.

“The cash flow results for the first quarter are consistent with the company’s cash flow outlook for the year. As anticipated, the decrease in cash flow is primarily the result of the first quarter ending five days later than it did in 2003, pulling certain payments into the first quarter of 2004 that were made at the beginning of the second quarter in 2003,” said Kevin Gregory, ProQuest Company’s senior vice president and chief financial officer.

First Quarter Operations Review

“ProQuest Company achieved a number of important operational objectives in the first quarter of 2004,” said Alan Aldworth, president and chief executive officer of ProQuest Company. “We introduced a new interface for the K-12 market for our highly successful Historical Newspapers product, and we renewed a long-term exclusive agreement with Dow Jones & Company which gives us access to their premium content,” added Aldworth.

ProQuest Company Reiterates Guidance for 2004

ProQuest Company projects the following results for fiscal 2004:

•	Organic revenue growth in a range of 5 to 7 percent

•	Earnings per share growth of 10 to 13 percent

•	A cash conversion rate (defined as free cash flow as a percentage of net earnings) of 75 to 90 percent

“Historically, ProQuest’s revenue, earnings and cash flow have been seasonal. For 2004, revenue and earnings growth and free cash flow generation will be weighted toward the second half of the year,” said Kevin Gregory.

ProQuest Reports Q1 2004 Earnings, Page 3 of 9

Basis of Presentation

The financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), except for references to earnings before interest and taxes (EBIT), which excludes interest and income taxes; earnings before interest, taxes, depreciation and amortization (EBITDA), which excludes interest, income taxes, depreciation and amortization; debt, net of cash and cash equivalents (net debt); and free cash flow. Reconciliations of non-GAAP amounts to the company’s GAAP results are attached, and can also be found on the ProQuest Company website at www.proquestcompany.com.

EBIT and free cash flow are key metrics used by ProQuest Company to assess the performance of its business segments. The company defines free cash flow as operating cash flow less expenditures for property, plant, equipment, product masters and software. Free cash flow provides a measure of the company’s cash flows after all operational expenditures. EBITDA provides useful information about how ProQuest Company’s management assesses the company’s ability to fund working capital items and capital expenditures as well as service its debt. The company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

EBITDA is also a component of ProQuest’s debt covenants under both its senior notes and revolving credit facility. Debt, net of cash and cash equivalents, provides a source of consistent measurement from period to period of the company’s outstanding debt commitments, net of any cash on hand that may be utilized to pay down the debt balance.

Conference Call

To participate in a conference call and question and answer session regarding the first quarter with ProQuest’s senior management, call 888-688-0384 (International 706-679-7706), using the password ProQuest Company, at 5:00 p.m. (ET) on Tuesday, April 20, 2004. For your convenience, the call will be taped and archived until April 30, 2004 and can be accessed by calling 706-645-9291, and entering ID#6030251. This conference call may also be accessed over the Internet at www.proquestcompany.com or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the StreetEvents website.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. It also provides dealers in the power equipment (motorcycle, marine, recreational vehicle, lawn & garden and heavy equipment) market with management systems that enable them to manage their inventory, customer service and other aspects of their businesses.

ProQuest Reports Q1 2004 Earnings, Page 4 of 9

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, among other things, the company’s ability to successfully integrate acquisitions and reduce costs, global economic conditions, product demand, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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ProQuest Reports Q1 2004 Earnings, Page 5 of 9

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions, Except Per Share Data)

	First Quarter Ended
	April 3, 2004	% of Sales	March 29, 2003	% of Sales
Net sales	$116.2	100%	$111.8	100%
Cost of sales	(57.6)	(50%)	(56.0)	(50%)

Gross profit	58.6	50%	55.8	50%
R&D expense	(4.7)	(4%)	(5.0)	(4%)
SG&A expense	(27.8)	(24%)	(25.5)	(23%)
Corporate expense	(4.2)	(3%)	(3.1)	(3%)

Earnings from operations before interest and income taxes	21.9	19%	22.2	20%

Net interest expense:
Interest income	0.3	0%	0.2	0%
Interest expense	(4.5)	(4%)	(4.8)	(4%)

Net interest expense	(4.2)	(4%)	(4.6)	(4%)

Earnings before income taxes	17.7	15%	17.6	16%
Income tax expense	(6.2)	(5%)	(6.4)	(6%)

Net earnings	$11.5	10%	$11.2	10%

Shares - Basic	28.406		28.013
Shares - Diluted	28.799		28.037
EPS - Basic	0.40		0.40
EPS - Diluted	0.40		0.40

ProQuest Reports Q1 2004 Earnings, Page 6 of 9

PROQUEST COMPANY AND SUBSIDIARIES

RESULTS OF OPERATIONS

(In Millions)

	First Quarter Ended
	April 3, 2004	% of Sales	March 29, 2003	% of Sales	Inc/(Dec)
					$	%
Net sales
ProQuest Information and Learning:
Published Products	$25.4	37%	$18.6	28%	$6.8	37%
General Reference Products	16.4	24%	18.6	28%	(2.2)	(12%	)
Traditional Products	24.1	35%	25.8	40%	(1.7)	(7%	)
Classroom Products	2.6	4%	2.8	4%	(0.2)	(7%	)

Total ProQuest Information and Learning	$68.5	100%	$65.8	100%	$2.7	4%

ProQuest Business Solutions:
Automotive Group	$40.0	84%	$39.0	84%	$1.0	3%
Power Equipment - Electronic	7.4	15%	6.0	13%	1.4	23%
Power Equipment - Film	—	—	0.7	2%	(0.7)	NM
Other	0.3	1%	0.3	1%	—	—

Total ProQuest Business Solutions	$47.7	100%	$46.0	100%	$1.7	4%

Total Net Sales	$116.2	100%	$111.8	100%	$4.4	4%

EBIT (1), (3)
ProQuest Information and Learning	$14.0	12%	$12.8	12%	$1.2	9%
ProQuest Business Solutions	12.1	11%	12.5	11%	(0.4)	(3%	)
Corporate / Other	(4.2)	(4%)	(3.1)	(3%)	(1.1)	(35%	)

Total EBIT	$21.9	19%	$22.2	20%	$(0.3)	(1%	)

EBITDA (2), (3)
ProQuest Information and Learning	$28.2	24%	$26.2	24%	$2.0	8%
ProQuest Business Solutions	14.2	12%	13.9	12%	0.3	2%
Corporate / Other	(4.1)	(3%)	(3.0)	(3%)	(1.1)	(37%	)

Total EBITDA	$38.3	33%	$37.1	33%	$1.2	3%

Other Data
Capital expenditures & software spending	$20.7	18%	$22.1	20%	$(1.4)	(6%	)
Debt, net of cash and cash equivalents (3)	$209.6		$203.3		$6.3	3%

(1)	EBIT is defined as earnings from operations before interest and income taxes.
(2)	EBITDA is defined as EBIT plus depreciation and amortization.
(3)	See “Reconciliation of Non-GAAP Measures”.

ProQuest Reports Q1 2004 Earnings, Page 7 of 9

PROQUEST COMPANY AND SUBSIDIARIES

CONDENSED BALANCE SHEETS

(In Thousands)

	April 3, 2004	January 3, 2004	March 29, 2003
ASSETS
Cash and cash equivalents	$4,676	$7,312	$5,984
Accounts receivable, net	79,506	94,242	78,306
Inventory, net	5,090	4,939	5,730
Other current assets:
Prepaid royalties	20,792	15,188	12,629
Other	27,280	24,558	15,535

Total other current assets	48,072	39,746	28,164

Total current assets	137,344	146,239	118,184

Net property, plant, equipment and product masters	186,619	180,745	178,827

Long-term receivables	4,009	5,106	3,490
Goodwill	304,469	303,693	295,539
Identifiable intangibles, net	9,754	9,435	8,252
Purchased and developed software, net	54,448	55,005	49,671
Other assets	18,699	23,813	21,321

Total assets	$715,342	$724,036	$675,284

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$—	$300	$—
Accounts payable	38,968	49,156	36,146
Accrued expenses	21,256	39,428	36,253
Current portion of monetized future billings	25,352	25,583	26,250
Deferred income	106,383	121,890	109,302

Total current liabilities	191,959	236,357	207,951

Long-term debt	214,250	191,000	209,300
Monetized future billings, less current portion	44,933	46,835	50,437
Other liabilities	63,543	62,444	67,657

Total long-term liabilities	322,726	300,279	327,394
Total shareholders’ equity	200,657	187,400	139,939

Total liabilities and shareholders’ equity	$715,342	$724,036	$675,284

Note: Certain reclassifications to the 2003 balance sheets have been made to conform to the 2004 presentation.

ProQuest Reports Q1 2004 Earnings, Page 8 of 9

PROQUEST COMPANY AND SUBSIDIARIES

CASH FLOW SCHEDULE

(In Thousands)

	First Quarter Ended
	April 3, 2004	March 29, 2003
Operating activities:
Earnings from operations	$11,483	$11,236
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	16,365	14,894
Deferred income taxes	4,838	5,803
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	15,350	15,891
Inventory, net	(69)	(830)
Other current assets	(7,759)	(2,284)
Long-term receivables	1,097	1,145
Other assets	96	(823)
Accounts payable	(10,389)	(4,797)
Accrued expenses	(15,013)	(6,776)
Deferred income	(15,755)	(17,385)
Other long-term liabilities	(1,246)	(1,661)
Other, net	426	269

Net cash provided by operating activities before tax refund	(576)	14,682
Tax refund	—	13,090

Net cash provided by operating activities	(576)	27,772

Investing activities:
Expenditures for property, plant, equipment, product masters and software	(20,744)	(22,137)
Acquisitions, net of cash acquired	(1,246)	(23,804)
Expenditures associated with sales of discontinued operations	(2,367)	—

Net cash used in investing activities	(24,357)	(45,941)

Financing activities:
Net decrease in short-term debt	(303)	(53)
Proceeds from long-term debt	144,650	139,950
Repayment of long-term debt	(121,400)	(117,650)
Monetized future billings	(2,133)	(1,122)
Repurchases of common stock	—	(925)
Proceeds from exercise of stock options, net	1,469	179

Net cash provided by (used in) financing activities	22,283	20,379
Effect of exchange rate changes on cash	14	191

Increase (decrease) in cash and cash equivalents	(2,636)	2,401
Cash and cash equivalents, beginning of period	7,312	3,583

Cash and cash equivalents, end of period	$4,676	$5,984

Note: Certain reclassifications to the 2003 balance sheets have been made to conform to the 2004 presentation.

ProQuest Reports Q1 2004 Earnings, Page 9 of 9

PROQUEST COMPANY AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(In Millions)

Reconciliations of non-GAAP measures to GAAP measures:

EBITDA & EBIT

	First Quarter Ended April 3, 2004
	PQIL	PQBS	Corp./Other	Total
EBITDA	$28.2	$14.2	$(4.1)	$38.3
Less: Depreciation & amortization	(14.2)	(2.1)	(0.1)	(16.4)

EBIT	$14.0	$12.1	$(4.2)	$21.9

Less: Net interest expense				(4.2)
Income tax expense				(6.2)

Net earnings				$11.5

	First Quarter Ended March 29, 2003
	PQIL	PQBS	Corp./Other	Total
EBITDA	$26.2	$13.9	$(3.0)	$37.1
Less: Depreciation & amortization	(13.4)	(1.4)	(0.1)	(14.9)

EBIT	$12.8	$12.5	$(3.1)	$22.2

Less: Net interest expense				(4.6)
Income tax expense				(6.4)

Net earnings				$11.2

Debt, net of cash and cash equivalents

	April 3, 2004	January 3, 2004	March 29, 2003
Long-term debt	$214.3	$191.0	$209.3
Notes payable	—	0.3	—
Less: Cash and cash equivalents	(4.7)	(7.3)	(6.0)

Debt, net of cash and cash equivalents	$209.6	$184.0	$203.3

Free cash flow

	First Quarter Ended
	April 3, 2004	March 29, 2003
Net cash (used in) provided by operating activities	$(0.6)	$27.7
Expenditures for property, plant, equipment, product masters, and software	(20.7)	(22.1)

Free cash flow	$(21.3)	$5.6
Less: Tax refund	—	(13.1)

Free cash flow, net of tax refund	$(21.3)	$(7.5)